UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 10, 2013

SunTrust Banks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(404) 558-7711

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

SunTrust Banks, Inc. (the “Registrant” or “SunTrust”) is scheduled to present at the Goldman Sachs U.S. Financial Services Conference in New York on Tuesday, December 10, 2013 at 10:50 a.m. (Eastern Time). William H. Rogers, Jr., Chairman and Chief Executive Officer, will make SunTrust’s presentation. A copy of the presentation materials to be used by the Registrant is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. Such materials will also be available on the Registrant’s web site at www.suntrust.com.

Information contained on the Registrant’s website is not incorporated by reference into this Current Report on Form 8-K. The information in the preceding paragraph, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references Item 7.01 of this Current Report on Form 8-K. All information in the presentation materials speak as of the date thereof and the Registrant does not assume any obligation to update said information in the future. In addition, the Registrant disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 7.01 of this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
99.1	Presentation materials dated December 10, 2013 (furnished with the Commission as a part of this Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)
December 10, 2013.	By:	/s/ David A. Wisniewski
David A. Wisniewski, Senior Vice President,
Deputy General Counsel and Assistant Secretary